UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A
REGULATION A OFFERING STATEMENT
UNDER THE SECURITIES ACT OF 1933

LAKESIDE SERENITY RESORTS INC.

State of Incorporation: New Jersey
I.R.S. Employer Identification No.: 39-2265591
Primary SIC Code: 7011
Principal Executive Office: 340 Route 94, Fredon Township, New Jersey 07860
Telephone: 917-232-5799

OFFERING SUMMARY
Securities Offered: Up to 11,000,000 Shares of Class A Common Stock
Offering Price: $0.10 per Share
Total Offering Amount: Up to $1,100,000
Minimum Offering Amount: None (Best Efforts)
Dated: May 13, 2026
Expiration Date: May 13, 2027

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN THE SECURITIES OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD BE PREPARED TO BEAR THE COMPLETE LOSS OF THEIR INVESTMENT. SEE THE SECTION ENTITLED  RISK FACTORS  BEGINNING ON PAGE 3 OF THIS OFFERING CIRCULAR.

This Offering Circular follows the offering circular format of Part II of Form 1-A.

The Company is not currently a reporting company under the Securities Exchange Act of 1934, as amended. Shares of our Class A Common Stock are not traded on any national securities exchange or on the over-the-counter markets. There is no guarantee that a public market for our securities will ever develop.

Item 1 - Cover Page

Issuer: Lakeside Serenity Resorts Inc.
Address: 340 Route 94, Fredon Township, New Jersey 07860
Telephone: 917-232-5799
Fiscal Year End: December 31
I.R.S. Employer Identification Number: 39-2265591
Type of Security: Class A Common Stock
Number of Securities Offered: 11,000,000 Shares
Price per Share: $0.10
Offering Amount: Up to $1,100,000

Item 2. Table of Contents
Item 1. Cover Page
Item 2. Table of Contents
Item 3. Risk Factors
Item 4. Summary of Offering
Item 5. Determination of Offering Price
Item 6. Use of Proceeds
Item 7. Dilution
Item 8. Description of Business
Item 9. Security Ownership of Management and Certain Securityholders
Item 10. Securities Being Offered
Item 11. Management s Discussion and Analysis of Financial Condition and Results of Operations
Item 12. Executive Compensation
Item 13. Other Expenses of Issuance and Distribution
Item 14. Financial Statements
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits and Exhibits Index

Item 3 - Risk Factors
Investing in Lakeside Serenity Resorts Inc. s Class A Common Stock involves a high degree of risk. Investors should be able to bear a complete loss of their investment. The risks described below are not exhaustive. Additional risks and uncertainties that are not currently known or deemed immaterial may also materially and adversely affect the Company s business, financial condition, and results of operations.

I. Summary of Principal Risk Factors
Investing in the Company involves, among others, the following principal risks:
  The Company has no operating history and no revenues, which increases the risk of investment loss.
  The Company is in the development stage and may never successfully commence or complete operations.
  The Company will require substantial additional capital beyond the proceeds of this offering.
  This offering is being conducted on a  best efforts  basis with no minimum raise requirement.
  Proceeds will be available for use upon receipt and will not be held in escrow.
  The Company may be unable to obtain required zoning, environmental, or land use approvals.
  Construction and development costs may materially exceed current estimates.
  The Company operates in a highly competitive hospitality and wellness industry.
  The Company is subject to risks related to local opposition and regulatory delays.
  There is no public market for the Company s securities, and none may develop.
  Investors may lose their entire investment.

II. Risks Related to Our Business and Financial Condition
1. Development Stage and Going Concern Risk
The Company is a development-stage entity with no operating history and no revenues since inception. As of April 23, 2026, the Company had approximately $1,729.43 in cash, which is sufficient for limited administrative and property-related expenses.
The Company s ability to continue as a going concern is dependent upon obtaining additional financing, including proceeds from this Regulation A offering. There is no assurance that sufficient capital will be obtained to fully implement the Company s business plan.
If the Company is unable to obtain adequate funding, it may be required to delay, reduce, or discontinue development activities, which could materially and adversely affect its financial condition and operations.

III. Risks Related to Real Estate, Zoning, and Environmental Matters
2. Conditional Use Permit Risk
The Company s property is currently zoned residential/agricultural and requires approval of a Conditional Use Permit (CUP) from the Fredon Township Land Use Board to operate a commercial resort. Approval is discretionary, and there is no assurance it will be obtained in a timely manner or at all.
3. Environmental and Regulatory Restrictions
Portions of the property are subject to New Jersey Department of Environmental Protection (NJDEP) riparian buffer and environmental regulations. Such requirements may delay, restrict, or increase the cost of development.
4. Wastewater and Infrastructure Requirements
Development of the property requires installation of a high-capacity septic and wastewater system. Soil conditions and regulatory requirements may necessitate advanced systems that could significantly increase development costs.

IV. Risks Related to Construction and Development
5. Structural and Hidden Condition Risks
The existing structures are historic in nature. Renovation may reveal unforeseen conditions, including structural deficiencies, asbestos, mold, or lead-based materials, which could result in increased costs and delays.
6. Construction Cost and Labor Risks
The Company may experience increases in labor and material costs or shortages of qualified contractors. These factors could materially increase project costs and delay completion timelines.

V. Risks Related to Industry and Market Conditions
7. Competitive Industry Risk
The Company operates in a highly competitive hospitality and wellness industry. Many competitors have greater financial, operational, and marketing resources. There is no assurance that the Company will achieve sufficient occupancy or profitability.

VI. Risks Related to Location and Local Conditions
8. Infrastructure and Utility Risk
The property is located in a rural area and may be subject to infrastructure limitations, including utilities, water systems, and regulatory constraints, which could increase development costs or limit operational capacity.
9. Local Opposition Risk
Local residents and community stakeholders may oppose the development. Such opposition could result in regulatory delays, legal challenges, or increased compliance costs.

VII. Risks Related to Business Operations and Marketing
10. Brand Development Risk
The Company is developing a new hospitality brand with no market recognition. There is no assurance that marketing efforts will generate sufficient demand or occupancy levels.
11. Dependence on Third-Party Platforms
The Company intends to rely on third-party booking and distribution platforms for customer acquisition. Changes in pricing structures, algorithms, or platform policies may adversely affect the Company s revenue.

VIII. Risks Related to the Offering and Securities
12. Best Efforts Offering Risk
This offering is being conducted on a  best efforts  basis with no minimum offering amount. If only a limited amount of capital is raised, the Company may be unable to fully execute its business plan.
13. No Public Market and Liquidity Risk
There is currently no public market for the Company s Class A Common Stock, and none may develop. Investors should expect to hold their investment for an indefinite period of time.
14. Dilution and Future Issuance Risk
The Company may issue additional shares of Class A Common Stock or other securities in the future without shareholder approval, which may result in dilution of existing shareholders  ownership and voting power.

Item 4 - Summary of Offering
The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular.
Issuer: Lakeside Serenity Resorts Inc.
Securities Offered: Up to 11,000,000 shares of Class A Common Stock.
Offering Price: $0.10 per share.
Aggregate Gross Proceeds: Up to $1,100,000.
Company Overview: Lakeside Serenity Resorts Inc. is a development-stage corporation incorporated in the State of New Jersey on May 21, 2025. The Company is engaged in the planned development of a hospitality and real estate redevelopment project located at 340 Route 94, Fredon Township, New Jersey. The Company has not generated revenue since inception and has limited operating history. Its activities to date have consisted primarily of property acquisition, preliminary planning, corporate formation, and preparation for this Regulation A offering. The Company s primary asset is a 5.5-acre lakefront property that the Company intends to develop into a hospitality and wellness-oriented resort, subject to financing, zoning approvals, environmental permitting, and construction completion.
Use of Proceeds: The proceeds from this offering will be used primarily for property development, regulatory compliance, site preparation, structural renovation and construction activities, marketing, and general corporate purposes. See  Item 6 - Use of Proceeds  for a more detailed description.
Offering Term: This offering is being conducted on a  best efforts  basis. There is no minimum offering amount, and investors  funds will not be placed in escrow. The Company may accept subscriptions and close on proceeds on a rolling basis.
Risk Factors: Investing in the Company s securities involves a high degree of risk. Prospective investors should carefully review  Item 3 - Risk Factors  before making an investment decision.

Item 5 - Determination of Offering Price
The offering price of $0.10 per share for the Company s Class A Common Stock was determined by management based on qualitative factors, including the Company s development-stage status, anticipated capital requirements for Phase I development, and general market conditions applicable to early-stage real estate and hospitality ventures.
The Company has no operating history, revenue, or earnings. Accordingly, the offering price is not based on historical earnings, projected cash flows, or public market comparables.
In establishing the offering price, management considered the historical cost basis of the Company s contributed real property located at 340 Route 94, Fredon Township, New Jersey, as well as estimated capital requirements necessary to achieve initial development milestones. Management also considered pricing observed in transactions involving early-stage private real estate development companies.
Although the Company s net tangible book value per share is approximately $4,693.16 based on the Company s unaudited financial statements, such value is derived from historical cost accounting and does not reflect fair market value, liquidity constraints, or development-stage risks. The calculation is based on the Company s net tangible book value of approximately $938,632.43 and 200 shares of Class A Common Stock issued and outstanding prior to this offering.
The Company s assets consist primarily of a single development-stage real estate property that requires significant additional capital investment prior to the commencement of revenue-generating operations.
The offering price is not based on any independent appraisal, formal valuation, or guarantee of future performance. Investors should not rely on the offering price as an indication of future value or return.

Item 6 - Use of Proceeds
The Company seeks to raise up to $1,100,000 in gross proceeds in this offering. The net proceeds are expected to be used over the first 18 24 months following the commencement of the offering for the development of the Company s real property located at 340 Route 94, Fredon Township, New Jersey, including pre-development, permitting, and initial construction-related activities, as well as general corporate and operational expenses. There can be no assurance that the Company will be able to complete all planned development activities within the anticipated timeframe or budget.

The following table sets forth the Company s intended allocation of the gross proceeds:
Regulatory & Permitting: $150,000 (13.6%)
Property Development & Construction: $700,000 (63.6%)
Marketing & Business Development: $150,000 (13.6%)
Contingency Reserve: $100,000 (9.2%)
Total Gross Proceeds: $1,100,000 (100%)

Description of Use:

Regulatory & Permitting: Funds allocated for obtaining a Conditional Use Permit (CUP) from the Fredon Township Land Use Board, securing environmental clearances from the New Jersey Department of Environmental Protection (NJDEP), conducting site inspections, compliance certifications, environmental assessments, engineering studies, and legal consulting fees related to land use and municipal approvals.

Property Development & Construction: Funds allocated for site preparation, structural rehabilitation of the historic lodge, interior build-out of guest suites, installation of commercial septic and water systems, utility upgrades, architectural and engineering work, and general contractor labor and materials.

Marketing & Business Development: Funds allocated for the development of the Company s digital presence, including website design and booking engine integration, social media marketing campaigns, public relations efforts, and partnership development within the wellness and tourism sectors.

Contingency Reserve: Funds reserved for unforeseen expenses, including construction cost overruns due to inflation, latent structural defects, delays in the permitting process, or unexpected changes in regulatory or environmental requirements.

The Company expects that approximately $300,000 represents the estimated minimum capital required to commence Phase I development activities, including, but not limited to, initial permitting, engineering design, site preparation, environmental assessments, and related pre-construction activities.

The total expected cost of Phase I is approximately $500,000 and includes permitting, engineering, design, and initial construction-related work necessary to advance the project to a pre-operational stage.
The remaining proceeds from the offering are intended to support subsequent development phases, including expanded construction, infrastructure improvements, and general project development activities.

Item 7 - Dilution
1. Background
Prior to this offering, the Company has been funded primarily through founder capital contributions, including the contribution of real property located at 340 Route 94, Fredon Township, New Jersey. As a result, the Company s net tangible book value reflects historical cost accounting and does not represent current fair market value.
2. Net Tangible Book Value (Pre-Offering)
As of April 23, 2026, the Company s net tangible book value was $938,632.43, consisting of $1,729.43 in cash and $936,903.00 in real property, less liabilities.
The real property is recorded at historical cost based on founder capital contributions and supporting closing documentation (HUD-1 settlement statement). No independent third-party appraisal has been obtained. Accordingly, the carrying value of the property is based on historical cost and is not intended to represent fair market value. The Company has not obtained an independent appraisal, and there can be no assurance that the carrying value reflects current market value or realizable value.
On a pre-offering basis, net tangible book value per share is approximately $4,693.16, based on 200 shares outstanding.
3. Assumed Offering Scenario
Assuming the sale of all 11,000,000 shares offered in this Regulation A offering at $0.10 per share, the Company will receive gross proceeds of $1,100,000, before deducting offering expenses.
Upon completion of the offering, assuming full subscription, the Company will have 11,000,200 shares of Class A Common Stock outstanding.
This ownership structure assumes full subscription of the maximum offering amount.
4. Net Tangible Book Value (Post-Offering)
On a pro forma basis, after giving effect to the assumed full subscription of the offering and deducting estimated offering expenses of $35,500, the Company s net tangible book value is approximately $2,003,132.43, and net tangible book value per share is approximately $0.1821.
The pro forma net tangible book value per share reflects the issuance of additional shares in this offering and the deduction of estimated offering expenses.
Net tangible book value per share is not intended to be indicative of the Company s market value or future performance.
5. Net Tangible Book Value Per Share Following the Offering
Investors in this offering will pay $0.10 per share.
The pro forma net tangible book value per share immediately after the offering is approximately $0.1821.
Net tangible book value per share is calculated on a basic share basis and does not give effect to any potential future dilution from equity incentive plans or other securities that may be issued in the future.
6. Post-Offering Ownership
Upon completion of the maximum offering:
- Existing shareholder(s) will own approximately 0.002% of the Company.
- New investors will own approximately 99.998% of the Company.
Actual ownership percentages will vary depending on the number of shares sold in the offering. This structure assumes full subscription of the maximum offering amount.
7. Summary of Net Tangible Book Value (Illustrative)
- Public Offering Price per Share: $0.10
- Net Tangible Book Value per Share (Pre-Offering): $4,693.16
- Net Tangible Book Value per Share (Post-Offering): $0.1821
Item 8 - Description of Business

1. Overview and Mission
Lakeside Serenity Resorts Inc. (the  Company ) was incorporated on May 21, 2025, in the State of New Jersey. The Company is a development-stage hospitality and real estate redevelopment company focused on the planned transformation of a historic property located at 340 Route 94, Fredon Township, New Jersey 07860, into a premium wellness-oriented resort.

The Company has not generated revenue since inception and has limited operating history. Activities to date have been limited to property acquisition, preliminary site planning, corporate formation, and the preparation of this Regulation A offering. The Company s mission is to provide a serene, high-end retreat experience for guests seeking wellness and nature-based recreation within the New York City metropolitan periphery.

2. Property and Site
The Company s primary asset is a 5.5-acre lakefront property located at 340 Route 94, Fredon Township, Sussex County, New Jersey. The property includes an existing historic main lodge and associated auxiliary structures.
The property is currently in a pre-development condition and has not been renovated or improved for hospitality use. No construction activities have commenced as of the date of this Offering Circular. Any redevelopment of the property will require obtaining a Conditional Use Permit (CUP) from the Fredon Township Land Use Board and applicable environmental and regulatory approvals, including review by the New Jersey Department of Environmental Protection (NJDEP).
The Company s planned redevelopment includes structural rehabilitation and interior renovation of existing improvements for potential future hospitality use. All development plans are preliminary and subject to change based on regulatory approvals, available financing, and construction feasibility.
The property is recorded in the Company s financial statements at historical cost based on the founder s capital contribution at the time of formation in accordance with U.S. GAAP.

3. Planned Business Operations
Upon obtaining sufficient financing and necessary permits, the Company intends to operate a boutique resort consisting of:
Accommodations: Approximately 15 luxury guest suites within the renovated lodge.
Wellness Facilities: Dedicated spaces for yoga, meditation, and holistic health activities.
Dining: An on-site farm-to-table culinary operation serving guests and event participants.

All planned operations are conceptual and remain subject to change based on municipal regulatory requirements, available capital, and evolving market conditions.

4. Revenue Model (Planned)
The Company currently has no revenue-generating operations. Upon completion of development, the Company anticipates the following potential revenue streams:
Lodging: Nightly and seasonal room rentals for individual travelers and wellness retreat participants.
Food and Beverage: Revenue from on-site dining, curated seasonal menus, and private event catering.
Wellness Programming: Fees for yoga classes, meditation workshops, and guided nature experiences.
Group Events: Hosting corporate retreats, private workshops, and small-scale curated events.

5. Market and Industry
The Company operates within the hospitality and wellness tourism sector. This industry is highly competitive, featuring established regional resorts as well as boutique short-term rental properties. The Company faces significant competition from operators with established brand recognition and greater financial and marketing resources.

6. Operations and Staffing
The Company currently operates with minimal administrative staffing appropriate for a development-stage entity. Management, led by the Chief Executive Officer, handles all strategic planning and regulatory compliance. Upon the commencement of resort operations, the Company expects to hire a professional workforce across several key functions, including:
Hospitality & Guest Services: Front desk, housekeeping, and concierge personnel.
Maintenance: Facilities management and groundskeeping for the 5.5-acre estate.
Culinary: Chefs and service staff for the planned dining operations.
Administrative: On-site accounting, human resources, and marketing support.

7. Marketing Strategy
If operations commence, the Company intends to utilize a targeted marketing strategy to reach high-income travelers in the New York City metropolitan area. Key components include:
Digital Presence: A proprietary website featuring high-resolution media and direct-booking capabilities.
Social Media: Leveraging platforms such as Instagram and Facebook to build brand awareness.
Third-Party Platforms: Partnering with premium booking engines (e.g., Airbnb Luxe, Booking.com) to capture existing market demand.

8. Intellectual Property and Brand
The Company considers its brand name, "Lakeside Serenity Resorts," and related visual identity important to its overall business strategy. The Company may seek formal trademark protection with the United States Patent and Trademark Office (USPTO). Currently, the Company relies on common law protections and confidentiality agreements to safeguard its internal operational plans and proprietary business methods.

9. Risk and Development Status
Lakeside Serenity Resorts Inc. is in an early development stage. The success of the business plan is highly dependent on the successful closing of this Regulation A offering, obtaining all required municipal zoning and state environmental approvals, and the timely completion of construction within the projected budget. There is no assurance that the Company will successfully develop the property or ever commence revenue-generating operations.

Item 9 - Security Ownership of Management and Certain Securityholders

1. Pre-Offering Beneficial Ownership

Name and Position | Shares Beneficially Owned | Percentage of Class

Xiaowei Jin, Chief Executive Officer and Director | 200 | 100%

Tianwen Hu, Chief Financial Officer and Director | 0 | 0%

All Directors and Executive Officers as a Group (2 persons) | 200 | 100%

2. Capital Structure

As of the date of this Offering Circular:

  Authorized Shares: 20,000,000 shares of Class A Common Stock
  Issued and Outstanding Shares: 200 shares
  Par Value: No par value

The Company has authorized 20,000,000 shares of Class A Common Stock. As of the date of this Offering Circular, 200 shares of Class A Common Stock are issued and outstanding and held by Xiaowei Jin. Authorized but unissued shares do not carry voting or economic rights unless and until issued by the Board of Directors.

3. Post-Offering Ownership
Name Shares Beneficially Owned Percentage of Class
Xiaowei Jin, Chief Executive Officer and Director 200 0.002%
Public Investors 11,000,000 99.998%
Total 11,000,200 100%

4. Control Position

Following completion of the offering, assuming the maximum offering amount is fully subscribed, Xiaowei Jin will continue to serve as the Company s Chief Executive Officer and will remain responsible for the Company s management and strategic direction. However, she will hold a minority ownership position after the offering.
If less than the maximum number of shares is sold, Xiaowei Jin will hold a higher percentage of ownership and voting power than shown above.

Item 10 - Securities Being Offered

General Description of Securities
The Company is offering up to 11,000,000 shares of Class A Common Stock (the  Shares ) at an offering price of $0.10 per share pursuant to this Regulation A offering.
The Shares represent equity interests in Lakeside Serenity Resorts Inc. and rank pari passu with all other shares of Class A Common Stock with respect to voting, dividend, and liquidation rights.

Voting Rights
Each share of Class A Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Holders do not have cumulative voting rights.

Dividend Rights
Holders of Class A Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor.
The Company does not currently intend to pay cash dividends in the foreseeable future and expects to retain any earnings for development and operational purposes.

Liquidation Rights
In the event of liquidation, dissolution, or winding up of the Company, holders of Class A Common Stock will be entitled to receive a pro rata share of the Company s remaining assets after payment of liabilities and any preferential rights of any outstanding senior securities.

Transfer Restrictions
The Shares are subject to applicable federal and state securities laws and may not be transferred except in compliance with such laws and the Company s governing documents.

No Public Market
There is currently no public market for the Shares, and no assurance can be given that a trading market will develop in the future.

No Preemptive or Redemption Rights
The Shares do not include preemptive rights, redemption rights, conversion rights, or sinking fund provisions.
The Company may issue additional shares of Class A Common Stock or other securities in the future, which may result in dilution to existing shareholders.

Plan of Distribution
The offering is being conducted on a  best efforts  basis by the Company s management.
No underwriters, brokers, dealers, or placement agents have been engaged in connection with this offering.
Subscriptions will be accepted directly by the Company. Investor funds will not be placed into escrow, and the Company may conduct one or more closings on a rolling basis as subscriptions are accepted.
The Company reserves the right to reject any subscription, in whole or in part.

Item 11 - Management s Discussion and Analysis of Financial Condition and Results of Operations

1. Overview
Lakeside Serenity Resorts Inc. is a development-stage hospitality and real estate redevelopment company incorporated in the State of New Jersey on May 21, 2025. The Company s primary asset is a 5.5-acre property located at 340 Route 94, Fredon Township, New Jersey (the  Property ). The Company s activities to date have been limited to corporate formation, acquisition of the Property, preliminary site planning, limited property maintenance and site preparation activities, and preparation for this Regulation A offering. The Company has not yet commenced resort operations or major renovation activities.

2. Results of Operations
The Company has not generated any revenue since inception. Operating expenses from inception (May 21, 2025) through April 23, 2026, were approximately $3,600, consisting primarily of incorporation costs, administrative fees, legal preparation for securities filings, and basic property-related maintenance. The Company expects operating expenses to increase significantly as it advances into permitting, engineering, and construction phases of development.

3. Liquidity and Capital Resources
As of April 23, 2026, the Company had approximately $1,729.43 in cash and cash equivalents. The Company is currently in the development stage and has focused its activities on property acquisition, preliminary planning activities, property maintenance, and preparation for this offering. The Company currently estimates that its ongoing monthly operating expenses are approximately $1,500, primarily consisting of property taxes, insurance, and administrative costs.
The Company estimates that a minimum of approximately $300,000 in additional capital will be required to initiate Phase I development activities, including zoning applications, environmental studies, and initial site preparation. There is no assurance that additional financing, including the proceeds of this offering, will be available on acceptable terms or at all.

4. Plan of Operations (Next 12 Months)
The Company s Phase I development plan is intended to advance the Property toward initial resort readiness, including regulatory approvals, essential site preparation, and partial renovation of existing structures sufficient to support limited resort operations.

The scope and timing of Phase I are dependent on the availability of capital, the pace of permitting approvals, and construction conditions. If the Company raises less than the maximum offering amount, it may scale or sequence Phase I activities to prioritize permitting, structural stabilization, and core infrastructure necessary for initial operations.

There can be no assurance that Phase I will be completed within the anticipated timeframe or budget.

If adequate funding is obtained through this offering, the Company intends to execute the following milestones over the next 12 months:
Zoning & Entitlements: Submit and pursue a Conditional Use Permit (CUP) and related approvals from the Fredon Township Land Use Board.
Environmental & Engineering: Conduct soil percolation testing, wetlands identification, and New Jersey Department of Environmental Protection (NJDEP) review processes.
Pre-Construction: Finalize architectural design and structural engineering plans for renovation of the existing lodge.
Site Preparation: Begin initial site clearing and structural stabilization of existing improvements.

The timing of these activities is highly dependent on the availability of capital and the duration of municipal and environmental approval processes.

5. Capital Expenditures
Phase I redevelopment, including renovation of the main lodge and initial infrastructure upgrades, is expected to require approximately $500,000 in capital expenditures. All development activities are contingent upon financing availability. The Company currently has no debt obligations, mortgages, or committed credit facilities.

6. Critical Accounting Policies
Real Estate Assets: The Property is recorded at historical cost based on the historical cost of the property contributed by the founder. The Company does not revalue real estate assets to fair market value.
Impairment: Long-lived assets are reviewed for impairment when indicators suggest carrying value may not be recoverable.
Revenue Recognition: Revenue will be recognized when services are rendered and collectibility is reasonably assured.

7. Going Concern Considerations
As a development-stage entity with no revenue and limited operating history, the Company relies on additional financing to fund its planned development activities. If sufficient financing is not obtained, the Company may delay, modify, or reduce the scope of its planned development activities.

Item 12 - Executive Compensation

Name Position Age Term
Xiaowei Jin Chief Executive Officer, Director 49 Indefinite
Tianwen Hu Chief Financial Officer, Director 46 Indefinite

1. Overview of Executive Officers

Xiaowei Jin   Chief Executive Officer and Director
Xiaowei Jin serves as Chief Executive Officer and Director of the Company and is responsible for the Company s overall strategy, business development, operations, and long-term planning.
Ms. Jin is based in New York and has over ten years of experience in business ownership, operations management, and retail business development. She is currently involved in the operation and management of Northern Furniture and SoHo Furniture, furniture retail businesses operating in New York City.
Through her business experience, Ms. Jin has developed experience in managing day-to-day operations, customer relationships, vendor coordination, business expansion, and overall organizational development.
Since the formation of Lakeside Serenity Resorts Inc. in May 2025, Ms. Jin has been responsible for guiding the Company s strategic direction, coordinating development activities, and overseeing the Company s planned hospitality and real estate redevelopment project located at 340 Route 94, Fredon Township, New Jersey.

Tianwen Hu   Chief Financial Officer, Director
Tianwen Hu serves as Chief Financial Officer and Director of the Company and is responsible for the Company s financial management, accounting oversight, financial planning, reporting, and administrative functions.
Mr. Hu is based in New York and has over ten years of experience in business operations, financial management, and administration. He is currently involved in the operation and management of Northern Furniture and SoHo Furniture, furniture retail businesses operating in New York City.
Through his business experience, Mr. Hu has developed experience in financial oversight, budgeting, expense management, operational administration, and supporting business decision-making.
Since the formation of Lakeside Serenity Resorts Inc. in May 2025, Mr. Hu has been responsible for supporting the Company s financial planning, administrative operations, preparation of financial information, and coordination of corporate matters related to the Company s planned hospitality and real estate redevelopment project.

2. Summary Compensation Table
Name Salary Bonus Equity Awards Total Compensation
Xiaowei Jin $0 $0 None $0
Tianwen Hu $0 $0 None $0

3. Cash Compensation
Since inception on May 21, 2025, no cash compensation, including salaries, fees, or commissions, has been paid to the Company s executive officers. The Company does not currently maintain a formal salary structure.
Any future compensation will be determined by the Board of Directors based on the Company s financial condition and operational status.

4. Equity Compensation
No stock options, restricted stock units, or other equity-based awards have been granted to any executive officer or director as of the date of this Offering Circular.
The Company may adopt an equity incentive plan in the future.

5. Bonus and Incentive Plans
The Company does not currently maintain any bonus, profit-sharing, or incentive compensation arrangements.

6. Employment Agreements
There are no formal employment agreements, change-of-control agreements, or severance arrangements in place with any executive officer or director. All services are provided on an at-will basis.

7. Compensation Philosophy
The Company s compensation philosophy is to conserve capital and prioritize the use of available funds toward development of its real estate project.
As the Company transitions from the development stage to the operational stage, the Board of Directors may establish a compensation structure to attract and retain qualified hospitality management personnel.

Item 13   Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses to be borne by the Company in connection with the issuance and distribution of the securities offered pursuant to this Offering Circular. All amounts are estimates based on the maximum offering amount of $1,100,000 and are subject to change depending on actual offering activities and regulatory requirements. Actual expenses may exceed the estimates set forth below.
Estimated Offering Expenses
SEC filing fees: $200
Legal fees and expenses: $15,000
Accounting and financial reporting fees: $10,000
Blue Sky compliance fees and expenses: $5,000
Printing, design, and marketing materials: $2,500
Transfer agent fees: $1,500
Other offering-related administrative and compliance expenses: $1,300
Total estimated offering expenses: $35,500

1. Responsibility for Expenses
The Company will bear all costs and expenses associated with this offering. Such expenses will be paid from the Company s working capital and/or from the gross proceeds of the offering. Accordingly, net proceeds available for use by the Company will be reduced by these offering expenses, as described in Item 6   Use of Proceeds.
The Company may incur additional expenses in connection with the offering, and actual costs may exceed the amounts set forth above.

2. Legal and Accounting Fees
Legal fees include costs associated with the preparation and review of this Offering Circular, corporate authorizations, and compliance with applicable federal securities laws.
Accounting fees relate to the preparation and review of the Company s financial statements included in Item 14 and related reporting requirements under Regulation A.

3. Blue Sky Compliance Fees
Blue Sky compliance fees represent estimated costs associated with state securities law filings and compliance through the NASAA EFD system, including filings in jurisdictions where the securities are offered, including the Company s home state of New Jersey.

4. Transfer Agent Fees
Transfer agent fees include costs associated with maintaining shareholder records, issuing shares, and processing transfers of the Company s Class A Common Stock.

5. No Underwriting Commissions
This offering is being conducted on a  best efforts  basis by management. No underwriters, brokers, dealers, or placement agents have been engaged in connection with this offering.
The Company will not pay underwriting discounts or commissions. If a broker-dealer or placement agent is engaged in the future, the Company will file a post-qualification amendment.

Item 14 - Financial Statements
The accompanying financial statements of Lakeside Serenity Resorts Inc. (the  Company ) have been prepared in accordance with U.S. Generally Accepted Accounting Principles ( U.S. GAAP ) and the financial statement requirements of Part F/S of Form 1-A under Regulation A.
These financial statements have been prepared by management and have not been audited or reviewed by an independent registered public accounting firm.
The Company is a development-stage entity and has not generated any revenue since inception. Substantial doubt exists regarding the Company s ability to continue as a going concern without additional financing.

1. Balance Sheet
ASSETS
Current Assets
- Cash and Cash Equivalents: $1,729.43
Non-Current Assets
- Land and Building Improvements (at historical cost): $936,903.00
Total Assets: $938,632.43

LIABILITIES AND STOCKHOLDERS  EQUITY
Liabilities:
- Accounts Payable and Accrued Liabilities: $0.00
Total Liabilities: $0.00

Stockholders  Equity:
- Common Stock (no par value; 200 shares issued and outstanding): $0.00
- Additional Paid-In Capital: $942,232.43
- Accumulated Deficit: $(3,600.00)
Total Stockholders  Equity: $938,632.43

2. Statement of Operations
For the period May 21, 2025 to April 23, 2026
Revenue: $0.00
General and Administrative Expenses: $3,600.00
Net Loss: $(3,600.00)

3. Statement of Cash Flows
For the period May 21, 2025 to April 23, 2026
Operating Activities
Net Loss: $(3,600.00)
Adjustment for expenses paid by founder on behalf of the Company: $3,600.00
Net Cash Used in Operating Activities: $0.00

4. Financing Activities
Cash Contributions from Founder: $1,729.43
Net Cash Provided by Financing Activities: $1,729.43
Net Increase in Cash: $1,729.43
Cash at Beginning of Period: $0.00
Cash at End of Period: $1,729.43

Description Common Stock Additional Paid-In Capital Accumulated Deficit Total
Balance at Inception $0.00 $0.00 $0.00 $0.00
Property Contributed by Founder $0.00 $936,903.00 $0.00 $936,903.00
Cash Contribution from Founder $0.00 $1,729.43 $0.00 $1,729.43
Expenses Paid by Founder on Behalf of the Company $0.00 $3,600.00 $0.00 $3,600.00
Net Loss $0.00 $0.00 $(3,600.00) $(3,600.00)
Ending Balance $0.00 $942,232.43 $(3,600.00) $938,632.43

5. Notes to Financial Statements
Note A - Organization and Nature of Operations
Lakeside Serenity Resorts Inc. was incorporated on May 21, 2025 in the State of New Jersey. The Company is a development-stage entity formed to acquire and redevelop a 5.5-acre lakefront property located in Fredon Township, New Jersey into a wellness-focused hospitality resort. The Company has not generated any revenue since inception.

Note B - Summary of Significant Accounting Policies
Basis of Presentation:
The financial statements are prepared on the accrual basis of accounting in accordance with U.S. Generally Accepted Accounting Principles ( U.S. GAAP ).
Use of Estimates:
The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts. Actual results may differ from these estimates.
Property and Equipment:
Land and building improvements are recorded at historical cost based on the founder s contribution of the property to the Company, in accordance with U.S. GAAP, including applicable guidance for nonmonetary transactions.
Accordingly, the recorded value is based on historical cost and is not intended to represent fair market value. The Company does not adjust the carrying value to reflect market conditions, and there can be no assurance that the carrying value reflects current market value, realizable value, or liquidation value. There can be no assurance that the carrying value approximates the amount that would be realized in a current sale or liquidation.
No depreciation has been recorded, as the property has not yet been placed into service and is not generating revenue.

Note C - Stockholders  Equity
The Company is authorized to issue 20,000,000 shares of Class A Common Stock with no par value. As of April 23, 2026, 200 shares of Class A Common Stock were issued and outstanding, all held by the founder, Xiaowei Jin.

Note D - Going Concern
The Company s financial statements have been prepared on a going concern basis. The Company is in the development stage and has not generated revenue. Its ability to continue operations is dependent on obtaining additional financing, including the successful completion of this Regulation A offering. There is substantial doubt regarding the Company s ability to continue as a going concern without successful fundraising.

Note E - Related Party Transactions
The Company s founder, Xiaowei Jin, contributed the Company s primary operating asset, consisting of a 5.5-acre lakefront property located at 340 Route 94, Fredon Township, New Jersey, to the Company upon formation.
In exchange for this capital contribution, the Company issued 200 shares of Class A Common Stock to the founder.
The transaction was not negotiated on an arm s length basis.
The contributed property has been recorded in the Company s financial statements at historical cost in accordance with U.S. Generally Accepted Accounting Principles ( U.S. GAAP ), based on the underlying transaction documentation, including the HUD-1 Settlement Statement. The Company has not obtained an independent third-party valuation or appraisal.
Except for the issuance of shares in exchange for the contributed property, the Company has not entered into any other material transactions with its directors, executive officers, or other related parties.
As of April 23, 2026, the Company has no outstanding loans, advances, guarantees, or other financial arrangements with related parties.
No independent valuation or fairness opinion was obtained in connection with the contribution of the property.

Item 15 - Indemnification of Directors and Officers
The Company s Articles of Incorporation and Bylaws provide for the indemnification of its directors and officers to the extent permitted under the laws of the State of New Jersey. Such indemnification may include expenses, judgments, fines, settlements, and other amounts incurred in connection with legal proceedings arising from service as a director or officer of the Company.

Item 16 - Exhibits and Exhibits Index

The following exhibits are filed as part of this Offering Statement:
Exhibit 2.1 - Articles of Incorporation (Incorporated by reference to filing with the State of New Jersey dated May 21, 2025)
Exhibit 2.2 - By-Laws (Adopted May 21, 2025)
Exhibit 4.1 - Form of Subscription Agreement (to be used by investors)
Exhibit 11.1 - Financial Statements

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Fredon, State of New Jersey, on August 13, 2026.

LAKESIDE SERENITY RESORTS INC.

By: /s/ Xiaowei Jin
Xiaowei Jin
Chief Executive Officer and Director (Principal Executive Officer)

By: /s/ Tianwen Hu
Tianwen Hu
Chief Financial Officer and Director (Principal Financial and Accounting Officer)